POMEROY COMPUTER RESOURCES, INC.
                      EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 24th day of July, 1997, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation
("Company"), and ROBERT L. VERSPRILLE ("Employee").

                     W I T N E S S E T H :

WHEREAS,  Company  has entered into an Asset  Purchase  Agreement
("Purchase Agreement") of even date pursuant to which  it  bought
certain   assets  of   MICROCARE,  INC.  and  MICROCARE  COMPUTER
SERVICES, INC. (collectively, "MICROCARE"); and

WHEREAS,  Employee  owns  one  hundred  percent  (100%)  of   the
outstanding stock of MICROCARE; and

WHEREAS, as an inducement for and in consideration of Company entering into the Purchase Agreement with MICROCARE and purchasing certain of its assets, Employee has agreed to enter into and execute this Employment Agreement pursuant to Section 5 thereof; and

WHEREAS, Company desires to engage the services of Employee, pursuant to the terms, conditions and provisions as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

1. Employment. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the following terms and conditions.

2 Term. The initial term of Employee's employment pursuant to this Agreement shall begin on the 24th day of July, 1997, and shall continue for a period of three (3) years ending July 23, 2000 unless terminated earlier pursuant to the provisions of
Section 10, provided that Sections 8, 9, 10(b), 10(c), 11, if applicable, and 20, shall survive the termination of such employ ment and shall expire in accordance with the terms set forth therein.

3. Renewal Term. The term of Employee's employment shall automatically renew for additional consecutive renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the terms of this Agreement sixty (60) days prior to expiration of the then expiring term. Employee's base salary for each renewal term shall be determined by Company, provided, however, Employee's annual base salary for any renewal term shall not be less than the base salary in effect for the prior year.
4. Duties. Employee shall serve as Vice President of Operations for the Company's Indiana Division. Employee shall perform such duties in Marion County, Indiana or the counties contiguous to Marion County, Indiana. Employee shall be responsible to and report directly to the corporate officers of Company. The duties assigned to Employee shall not be inconsistent with those typically assigned to a person holding the position set forth above and Employee shall at all times have such powers and authority as shall be reasonably required to discharge such duties in an efficient manner, together with such facilities and services as are appropriate to his position. Employee shall devote his best efforts and substantially all his time during normal business hours to the diligent, faithful and loyal discharge of the duties of his employment and towards the proper, efficient and successful conduct of the Company's affairs. Employee further agrees to refrain during the term of this Agreement from making any sales of competing services or products or from profiting from any transaction involving computer services or products for his account (except pursuant to Section 4.4 of the Asset Purchase Agreement) without the express written consent of Company.

5. Compensation. For all services rendered by the Employee under this Agreement (in addition to other monetary or other benefits referred to herein), compensation shall be paid to Employee as follows:

      Base Salary: During the term of this Employment Agreement, Employee shall be paid an annual base salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year, Said annual base salary shall be payable in accordance with the historical payroll practices of the Company.

6.    Fringe  Benefits.   During  the  term  of  this  Agreement,
Employee shall be entitled to the following benefits:

     (a) Health Insurance - Employee shall be provided with the standard family medical health and insurance coverage maintained by Company on its employees. Company and Employee shall each pay fifty percent (50%) of the cost of such coverage.

      (b) Vacation - Employee shall be entitled each year to a vacation of three (3) weeks during which time his compensation will be paid in full. Provided, however, such weeks may not be taken consecutively without the written consent of Company.

      (c) Retirement Plan - Employee shall participate, after meeting eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Agreement.


     (d) Other Company Programs - Employee shall be eligible to participate in any other plans or programs implemented by the Company for all of its employees with duties and responsibilities similar to Employee.

      (e) Employee shall be responsible for any and all taxes owed, if any, on the fringe benefits provided to him pursuant to this Section 6.

7. Expenses. During the term of Employee's employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable and customary travel and entertainment expenses or other out-of-pocket business expenses incurred by Employee in fulfilling the Employee's duties and responsibilities hereunder, including, all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Company.

8. Non-Competition. Employee expressly acknowledges the provisions of Section 8 of the Purchase Agreement relating to
Employee's Covenant Not to Compete with Company. Accordingly, such provisions of Section 8 are incorporated herein by reference to the extent as if restated in full herein. In addition to the consideration received under this Agreement, Employee acknowledges that as a shareholder of MICROCARE, he has received substantial consideration pursuant to such Purchase Agreement and that as an inducement for, and in consideration of Company entering into this Agreement, Employee has agreed to be bound by such provisions of Section 8 of the Purchase Agreement. Accordingly, such provisions of Section 8 and Exhibit N-2 and the restrictions on Employee thereby imposed shall apply as stated therein.

9.    Non-Disclosure and Assignment of Confidential  Information.
The  Employee acknowledges that the Company's trade  secrets  and
confidential  and  proprietary  information,  including   without
limitation:

     (a)   unpublished information concerning the Company's:

           (i) research activities and plans,
           (ii)     marketing or sales plans,
           (iii)    pricing or pricing strategies,
           (iv)     operational techniques,
           (v) customer and supplier lists, and
           (vi)     strategic plans;

       (b)     unpublished   financial   information,   including
unpublished information concerning revenues, profits and profit margins;

     (c)   internal confidential manuals; and

      (d) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended;

all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Employee agrees that the Employee will not disclose any such trade secrets or confidential or proprietary information (except
(i) information which becomes publicly available without violation of this Employment Agreement, (ii) information of which the Employee did not know and should not have known was disclosed to the Employee in violation of any other person's confidentiality obligation, and (iii) disclosure required in connection with any legal process), nor shall the Employee make use of any such information for the benefit of any person, firm, operation or other entity except the Company and its subsidiaries or affiliates. The Employee's obligation to keep all of such information confidential shall be in effect during and for a period of five (5) years after the termination of his employment in those states where Company has business offices; provided, however, that the Employee will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

10.  Termination.

      (a) The Employee's employment with the Company may be terminated at any time as follows:

       (i) By the Employee at his discretion, upon sixty (60) days written notice to Company;

      (ii)     By Employee's death;

      (iii) By Employee's physical or mental disability which renders Employee unable to perform his duties hereunder for a consecutive period of ninety (90) days or for an aggregate of one hundred twenty (120) days or more during any twelve (12) month period.

       (iv) By the Company, for cause upon fifteen (15) day's written notice to Employee. For purposes of this Agreement, the term "cause" shall mean termination upon: (i) the continuous failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental disability), after a written demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Company believes that he has not continuously substantially performed his duties; (ii) the engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of his duties; (iii) the conviction of Employee of a felony or other crime involving theft or fraud, (iv) Employee's gross neglect or gross misconduct in carrying out his duties hereunder resulting, in either case, in material harm to the Company; or (v) any material breach by Employee of this Agreement. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution of the Board of Directors of the Company or any appropriately designated committee of the Board, finding that he has engaged in the conduct set forth above in this Section 10(a)(iv) and specifying the particulars thereof in detail, and Employee shall not have cured or abated such conduct to the reasonable satisfaction of the Board within thirty
(30) days of receipt of such  resolution.

        (v) By the Company at its discretion, without cause, upon thirty (30) days written notice to Employee; provided that Company complies with the provisions of Section 10(c).

       (b)Compensation upon Termination: In the event of termination of employment, the Employee or his estate, in the event of death, shall be entitled to his annual base salary and other benefits provided hereunder to the date of his termination.

      (c)In the event that Company would terminate Employee's employment hereunder without cause pursuant to Section 10(a)(v), Company shall be obligated to pay Employee, as severance pay, Employee's annual base salary for the remaining term, including the current renewal term, if applicable, of the Agreement and (as set forth in Section 2) as due.

11. Disability. In the event that Employee becomes temporarily disabled and/or totally and permanently disabled, physically or mentally, which renders him unable to perform his duties hereunder, Employee shall receive one hundred percent (100%) of his base annual salary (in effect at the time of such disability) for a period of one (1) year following the initial date of such disability (offset by any payments to the Employee received pursuant to disability benefit plans, if any, maintained by the Company.) Such payments shall be payable in twelve consecutive equal monthly installments and shall commence thirty (30) days after the determination by the physicians of such disability as set forth below.

      For purposes of this Agreement, Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if attested to by two qualified physicians, (one to be selected by Company and the other by Employee) competent to give opinions in the area of the disabled Employee's physical and/or mental condition. If the two physicians disagree, they shall select a third physician, whose opinion shall control. Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if he shall become disabled as a result of any medically determinable impairment of mind or body which renders it impossible for such Employee to perform satisfactorily his duties hereunder, and the qualified physician(s) referred to above certify that such disability does, in fact, exist. The opinion of the qualified physician(s) shall be given by such physician(s), in writing directed to the Company and to Employee. The physician(s) decision shall include the date that disability began, if possible, and the 12th month of such disability, if possible. The decision of such physician(s) shall be final and conclusive and the cost of such examination shall be paid by Employer.

12. Severability. In case any one (1) or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. In such a situation, this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it will be valid, legal and enforceable to the maximum extent possible.

13.   Governing  Law.   This  Agreement  shall  be  governed  and
construed under the laws of the State of Indiana and shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties.

14. Notices. All notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt re quested, postage prepaid to the following addresses (or to such other address for a party as shall be specified by notice pursuant hereto):

     If to Company, to:  Pomeroy Computer Resources, Inc.
                    1020 Petersburg Road
                    Hebron, Kentucky  41048

     With a copy to:     James H. Smith III
                    Lindhorst & Dreidame Co., L.P.A.
                    312 Walnut Street, Suite 2300
                    Cincinnati, Ohio  45202

     If to Employee, to: the Employee's residential address, as set forth in the Company's records

     With a copy to:     David Millard, Esq.
                    Leagre Chandler & Millard
                    9100 Keystone Crossing #800
                    Indianapolis, Indiana  46240

15. Enforcement of Rights. The parties expressly recognize that any breach of this Agreement by either party is likely to result in irrevocable injury to the other party and agree that such other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction in

Marion County, Indiana, either at law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance of this Agreement by each party or to enjoin any party from activities in violation of this Agreement. Should either party engage in any activities prohibited by this Agreement, such party agrees to pay over to the other party all compensation, remuneration, monies or property of any sort received in connection with such activities. Such payment shall not impair any rights or remedies of any non-breaching party or obligations or liabilities of any breaching party pursuant to this Agreement or any applicable law.

16. Entire Agreement. This Agreement and the Purchase Agreement referred to herein contain the entire understanding of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

17.  Parties in Interest.

      (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided, however, that nothing in this Section 17 shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) executors, administrators, or legal representatives of Employee or his estate from assigning any rights hereunder to person or persons entitled thereto. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of any successor corporation of Company

      (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company or the business with respect to which the duties and responsibilities of Employee are principally related, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this Section 17 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

18. Representations of Employee. Employee represents and warrants that he is not party to or bound by any agreement or contract or subject to any restrictions including without limitation any restriction imposed in connection with previous employment which prevents Employee from entering into and performing his obligations under this Agreement.

19. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original part, which together shall constitute one and the same instrument.

20. Attorneys' Fees. In the event of any dispute arising between Employee and Company, pursuant to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, the prevailing party's reasonable attorneys' fees and costs.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first above written.

WITNESSES:                      POMEROY COMPUTER RESOURCES, INC.


__________________________


__________________________
By:_________________________________


__________________________


__________________________
____________________________________
                                ROBERT L. VERSPRILLE